As filed with the Securities and Exchange Commission on July 18, 2025

Registration No. 333-203749

Registration No. 333-210125

Registration No. 333-216575

Registration No. 333-223131

Registration No. 333-229885

Registration No. 333-236421

Registration No. 333-238039

Registration No. 333-253215

Registration No. 333-262800

Registration No. 333-266469

Registration No. 333-269844

Registration No. 333-277149

Registration No. 333-280405

Registration No. 333-284918

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

FORM S-8 REGISTRATION STATEMENT NO. 333-203749

FORM S-8 REGISTRATION STATEMENT NO. 333-210125

FORM S-8 REGISTRATION STATEMENT NO. 333-216575

FORM S-8 REGISTRATION STATEMENT NO. 333-223131

FORM S-8 REGISTRATION STATEMENT NO. 333-229885

FORM S-8 REGISTRATION STATEMENT NO. 333-236421

FORM S-8 REGISTRATION STATEMENT NO. 333-238039

FORM S-8 REGISTRATION STATEMENT NO. 333-253215

FORM S-8 REGISTRATION STATEMENT NO. 333-262800

FORM S-8 REGISTRATION STATEMENT NO. 333-266469

FORM S-8 REGISTRATION STATEMENT NO. 333-269844

FORM S-8 REGISTRATION STATEMENT NO. 333-277149

FORM S-8 REGISTRATION STATEMENT NO. 333-280405

FORM S-8 REGISTRATION STATEMENT NO. 333-284918

UNDER

THE SECURITIES ACT OF 1933

Blueprint Medicines Corporation

(Exact name of registrant as specified in its charter)

Delaware	26-3632015
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

45 Sidney Street Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Blueprint Medicines Corporation 2011 Stock Option and Grant Plan

Blueprint Medicines Corporation 2015 Stock Option and Incentive Plan

Blueprint Medicines Corporation 2015 Employee Stock Purchase Plan

2015 Stock Option and Incentive Plan

2015 Employee Stock Purchase Plan

Blueprint Medicines Corporation 2020 Inducement Plan

Blueprint Medicines Corporation Amended and Restated 2020 Inducement Plan

2024 Stock Incentive Plan

(Full titles of the plans)

Michael J. Tolpa

Treasurer

Blueprint Medicines Corporation

251 Little Falls Drive

Wilmington, Delaware 19808

(302) 636-5401

(Name, address and telephone number of agent for service)

Copies to:

Michael J. Aiello, Esq.

Sachin Kohli, Esq.

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

(212) 310-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

DEREGISTRATION OF SHARES

Blueprint Medicines Corporation, a Delaware corporation (the “Registrant”), is filing with the U.S. Securities and Exchange Commission these post-effective amendments (the “Post-Effective Amendments”) to deregister all shares of common stock, par value $0.001 per share, of the Registrant (the “Shares”), previously registered under the following Registration Statements on Form S-8 (the “Registration Statements”), together with any and all plan interests and other securities registered thereunder:

•

Registration Statement No.  333-203749, filed on April 30, 2015, relating to the registration of 3,598,200 Shares under the Blueprint Medicines Corporation 2011 Stock Option and Grant Plan, Blueprint Medicines Corporation 2015 Stock Option and Incentive Plan and the Blueprint Medicines Corporation 2015 Employee Stock Purchase Plan;

•

Registration Statement No.  333-210125, filed on March 11, 2016, relating to the registration of 1,359,802 Shares under the 2015 Stock Option and Incentive Plan and the 2015 Employee Stock Purchase Plan;

•

Registration Statement No.  333-216575, filed on March 9, 2017, relating to the registration of 1,656,273 Shares under the 2015 Stock Option and Incentive Plan and the 2015 Employee Stock Purchase Plan;

•

Registration Statement No. 333-223131, filed on February 21, 2018, relating to the registration of 2,178,876 Shares under the 2015 Stock Option and Incentive Plan and the 2015 Employee Stock Purchase Plan;

•

Registration Statement No. 333-229885, filed on February 26, 2019, relating to the registration of 2,201,851 Shares under the 2015 Stock Option and Incentive Plan and the 2015 Employee Stock Purchase Plan;

•

Registration Statement No. 333-236421, filed on February 13, 2020, relating to the registration of 2,463,610 Shares under 2015 Stock Option and Incentive Plan and the 2015 Employee Stock Purchase Plan;

•	Registration Statement No. 333-238039, filed on May 6, 2020, relating to the registration of 1,000,000 Shares under the Blueprint Medicines Corporation 2020 Inducement Plan;

•

Registration Statement No.  333-253215, filed on February 17, 2021, relating to the registration of 2,889,676 Shares under the 2015 Stock Option and Incentive Plan and the 2015 Employee Stock Purchase Plan;

•

Registration Statement No.  333-262800, filed on February 17, 2022, relating to the registration of 2,957,053 Shares under the 2015 Stock Option and Incentive Plan and the 2015 Employee Stock Purchase Plan;

•	Registration Statement No. 333-266469, filed on August 2, 2022 relating to the registration of 1,500,000 Shares under the Amended and Restated 2020 Inducement Plan;

•

Registration Statement No.  333-269844, filed on February 17, 2023, relating to the registration of 2,997,945 Shares under the 2015 Stock Option and Incentive Plan and the 2015 Employee Stock Purchase Plan;

•

Registration Statement No.  333-277149, filed on February 16, 2024 relating to the registration of 3,057,361 Shares under the 2015 Stock Option and Incentive Plan and the 2015 Employee Stock Purchase Plan;

•	Registration Statement No. 333-280405, filed on June 21, 2024 relating to the registration of 9,200,000 Shares under the 2024 Stock Incentive Plan; and

•	Registration Statement No. 333-284918, filed on February 13, 2025 relating to the registration of 637,122 Shares under the 2015 Employee Stock Purchase Plan.

On July 17, 2025, pursuant to the terms of the Agreement and Plan of Merger, dated as of June 2, 2025, by and among the Registrant, SANOFI, a French société anonyme (“Parent”), Aventis Inc., a Pennsylvania corporation and wholly owned Subsidiary of Parent (“Aventis”), and Rothko Merger Sub, Inc., a Delaware corporation and wholly owned Subsidiary of Aventis (“Purchaser”), Purchaser merged with and into the Registrant with the Registrant surviving the merger as a wholly owned subsidiary of Aventis (the “Merger”).

As a result of the Merger, the Registrant has terminated all offerings and sales pursuant to the Registration Statements. In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that remain unsold at the termination of the offerings, the Registrant hereby amends the Registration Statements to remove from registration the Shares registered but remaining unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, in the Commonwealth of Massachusetts, on July 18, 2025.

BLUEPRINT MEDECINES CORPORATION

By:	/s/ Michael Tolpa
Name:	Michael Tolpa
Title:	Treasurer

Pursuant to Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign these Post-Effective Amendments to the Registration Statements.